Exhibit 10.2

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (the "Agreement"), dated as of December ___, 2010, by and among Tri-Valley Corporation, a Delaware corporation, with offices located at 4550 California Avenue, Suite 600, Bakersfield, California 93309 (the "Company") and the investor that is a signatory to this Agreement (the "Investor").

WHEREAS:

A.           The Company entered into that certain Securities Purchase Agreement, dated as of April 6, 2010 (the "Existing Securities Purchase Agreement"), pursuant to which, among other things, the Investor purchased from the Company (i) the Company's common stock, par value $0.001 per share (the "Common Stock"); (ii) a warrant to initially acquire up to that number of additional shares of Common Stock set forth opposite the Investor's name in column (4) on the Schedule of Buyers attached thereto (the "Schedule of Buyers") (the "Investor Series A Warrants") and (iii) a warrant to initially acquire  up to that number of additional shares of Common Stock set forth opposite the Investor's name in column (5) on the Schedule of Buyers (the "Investor Series B Warrants", and together with the Investor Series A Warrants, the "Investor Warrants.")

B.           The Company and the Investor desire to enter into this Agreement, pursuant to which, among other things, the Investor shall exchange the Investor Warrants for 1,200,000 of shares of Common Stock (the "Exchange Shares").

C.           The exchange of the Investor Warrants for the Exchange Shares are being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the 1933 Act.

D.           Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Existing Securities Purchase Agreement, as amended hereby.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Investor hereby agree as follows:

1.           EXCHANGE OF INVESTOR WARRANTS.

(a)           Exchange.  Subject to satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 below, the Investor Warrants shall be exchanged for the Exchange Shares.  In connection therewith, at the closing contemplated by this Agreement (the "Closing"), the Investor shall surrender the Investor Warrants, and the Company shall cause the Transfer Agent to credit the Exchange Shares to the Investor's or its designee's balance account with the Depositary Trust Company ("DTC") Fast Automated Securities Transfer Program.

(b)           Closing Date.  The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York Time, on the date that is one Trading Day from the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 4 and 5 below (or such earlier date as is mutually agreed by the Company and the Investor).  The Closing shall occur on the Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(c)           Purchase Price.  The Exchange Shares shall be issued to the Investor in exchange for the Investor Warrants and without the payment of any additional consideration pursuant to Section 3(a)(9) of the 1933 Act.

2.           REPRESENTATIONS AND WARRANTIES

(a)           Investor Representations and Warranties.  The Investor hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

    (i)           Organization; Authority.  The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and carry out its obligations hereunder. The execution, delivery and performance by the Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary action on the part of the Investor.  This Agreement has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

    (ii)           No Conflicts.  The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

    (iii)           Ownership of Investor Warrants.  The Investor is the record and beneficial owner of the Investor Warrants and will transfer and deliver to the Company at the Closing valid title to the Investor Warrants, free from preemptive or similar rights, taxes, liens, charges and other encumbrances.

           (b)          Company Representations and Warranties.  The Company represents and warrants to the Investor, as of the date hereof and as of the Closing Date as follows:

    (i)           Organization and Qualification.  Each of the Company and its Subsidiaries is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

    (ii)           Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Exchange Shares in accordance with the terms hereof.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Exchange Shares, have been duly authorized by the Company's board of directors and no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

    (iii)           Issuance of Securities.  The issuance of the Exchange Shares is duly authorized and upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof.

    (iv)           No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Exchange Shares will not (i) result in a violation of the Certificate of Incorporation (including, without limitation, any certificates of designation contained therein) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company, or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, federal and state securities laws and regulations and the rules and regulations of the Principal market) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

    (v)           Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with any court, Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Agreement in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Closing have been obtained or effected on or prior to the Closing Date. Except as described in Schedule 2(b)(v), the Company is not in violation of the requirements of the NYSE Amex, LLC, and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

    (vi)           Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information.  The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided to the Investor regarding the Company and, its Subsidiaries, their business and the transactions contemplated hereby, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Each press release issued by the Company or its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

    (vii)           No Commissions.  No commission or other remuneration is paid or payable directly or indirectly to any Person for effecting the transactions contemplated by this Agreement.

    3.           CERTAIN COVENANTS AND AGREEMENTS.

          (a)           Best Efforts.  Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 4 and 5 of this Agreement.

          (b)           Disclosure of Transactions and Other Material Information.

    (i)           Press Release.  On or before 8:30 a.m., New York City time, on the first Business Day following the date of this Agreement, the Company shall issue and publicly disseminate a press release describing the terms of the transactions contemplated by this Agreement (the “Press Release”).  From and after dissemination of the Press Release, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the Press Release.  The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the dissemination of the Press Release without the express written consent of the Investor.  If the Investor has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries, it shall provide the Company with written notice thereof.  The Company shall, within two (2) Trading Days (as defined in the Investor Warrants) of receipt of such notice, make public disclosure of such material, nonpublic information.  In the event of a breach of the foregoing covenant by the Company, in addition to any other remedy provided herein or in the Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents.  The Investor shall not have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure.  To the extent that the Company or any of its or their respective officers, directors, employees, stockholders or agents deliver any material, non-public information to a Buyer without such Buyer's consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information.  Subject to the foregoing, neither the Company, its Subsidiaries nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby other than the Press Release; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Press Release and the 8-K Filing (defined below) and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Without the prior written consent of the Investor, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of the Investor in any filing, announcement, release or otherwise.

          (ii)           On or before 9:15 a.m., New York City time, on the first day following the date of this Agreement on which the SEC’s EDGAR system is open to accept submissions of electronic filings, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the 1934 Act and attaching this Agreement (and all schedules to this Agreement) as exhibits to such filing (including all attachments, the "8-K Filing").

          (c)           Section 3(a)(9).  The Company represents that the exchange of the Investor Warrants for the Exchange Shares is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the 1933 Act and agrees not to take any position contrary to this Section 3(c).  The Company agrees to issue freely tradable Exchange Shares without any restrictions and without any restrictive legend.

4.           CONDITIONS TO COMPANY'S OBLIGATIONS HEREUNDER.

The obligations of the Company to the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Investor with prior written notice thereof:

(a)           The Investor shall have duly executed this Agreement and delivered the same to the Company.

(b)           {Left Blank Intentionally.}

(c)           The representations and warranties of the Investor shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.

5.           CONDITIONS TO INVESTOR'S OBLIGATIONS HEREUNDER.

The obligations of the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)           The Company shall have duly executed this Agreement and delivered the same to the Investor.

(b)           The Company shall have caused the Transfer Agent to credit the Exchange Shares to the Investor or its designee's balance account through the DTC Fast Automated Transfer Program.

(c)           The Company shall have delivered to the Investor a certificate evidencing the incorporation and good standing (if applicable) of the Company and each of its Subsidiaries in such corporation's jurisdiction of incorporation issued by the Secretary of State or other comparable authority of such jurisdiction of incorporation as of a date within 10 days of the Closing Date, or, in the case of California, as soon thereafter as is reasonably practicable.

(d)           From the date hereof to the Closing Date, (i) trading in the Common Stock shall not have been suspended by the SEC or the Principal Market, and, (ii) at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited or threatened either (A) in writing by the SEC or the Principal Market or (B) except as described in Schedule 2(b)(v), by falling below the minimum listing maintenance requirements of the Principal Market, or minimum prices shall not have been established on securities whose trades are reported by such service, or on the Principal Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Investor, makes it impracticable or inadvisable to consummate the transactions contemplated by this Agreement.

(e)           The Company shall have delivered to the Investor a certificate, in the form reasonably acceptable to the Investor, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions as adopted by the Company's board of directors approving the transactions contemplated hereby in a form reasonably acceptable to the Investor, (ii) the Certificate of Incorporation and (iii) the Bylaws of the Company, each as in effect at the Closing.

(f)           The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that were made as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor in the form reasonably acceptable to the Investor.

(g)           The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the issuance of the Exchange Shares.

(h)           There shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(i)           {Left Blank Intentionally.}

(j)           The Company shall have delivered to the Investor such other documents relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.

☐           Notwithstanding anything contained in this Agreement to the contrary, by checking this box (i) the obligations of the Investor to exchange the Investor Warrants with the Company, and the obligations of the Company to exchange the Exchange Shares with the Investor, shall be unconditional and all conditions to Closing shall be disregarded, and (ii) any condition to Closing contemplated by this Agreement (but prior to being disregarded by clause (i) above) that required delivery by the Company or the above-signed of any agreement, instrument, certificate or the like (as applicable) shall no longer be a condition and shall instead be an unconditional obligation of the Company or the Investor (as applicable) to deliver such agreement, instrument, certificate or the like (as applicable) to such other party on the Closing Date.

6.           DELIVERY OF WARRANTS

The Investor shall deliver to the Company the Investor Warrants for cancellation within five Trading Days after the Closing Date.

        7.   TERMINATION OF EXISTING SECURITIES PURCHASE AGREEMENT

             Upon completion of the exchange contemplated by this Agreement, the Existing Securities Purchase Agreement, including the covenants of the Company and the Investor under Section 4 of the Existing Securities Purchase Agreement, shall terminate.

8.           TERMINATION.

In the event that the Closing does not occur with respect to an Investor on or before five (5) Business Days from the date hereof due to the Company's or the Investor's failure to satisfy the conditions set forth in Sections 4 and 5 hereof (and the nonbreaching party's failure to waive such unsatisfied conditions(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.  Upon such termination, the terms hereof shall be null and void and the parties shall continue to comply with all terms and conditions of the Transaction Documents, as in effect prior to the execution of this Agreement.

9.           MISCELLANEOUS.

             (a)         Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

             (b)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(c)           Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(d)           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(f)           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(g)           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(h)           Entire Agreement; Effect on Prior Agreements; Amendments.  Except for the Transaction Documents (to the extent any such Transaction Document in effect prior to this Agreement is not amended by this Agreement), this Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.  The Company has not, directly or indirectly, made any agreements with any of the Buyers of Series A Warrants and Series B Warrants listed in the Existing Securities Purchase Agreement relating to the terms or conditions of the transactions contemplated by this Agreement on terms more favorable, in form or substance, than those offered in this Agreement.  The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof until the expiration of forty-five (45) days from the Closing, that none of the terms offered to any other holder of the Investor Warrants relating to the exchange, amendment or early exercise thereof (the “Future Warrant Agreement”) is or will be more favorable to such person than those provided to the Investor and this Agreement shall be, without any further action by Investor or Company, deemed amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms contained in such Future Warrant Agreement and issued and/or paid any such more favorable consideration.

(i)           Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Tri-Valley Corporation
4550 California Avenue, Suite 600
Bakersfield, California 93309
Telephone: 661-864-0500
Facsimile: 661-864-0600
Attention: John Durbin

with a copy (for informational purposes only) to:

Strasburger & Price, LLP
600 Congress Avenue, Suite 1600
Austin, Texas 78701
Telephone: 512-499-3600
Facsimile: 512-499-3660
Attention: Lee Polson

             If to the Investor, to its address and facsimile number set forth on the Schedule of Buyers attached to the Existing Securities Purchase Agreement,

                with a copy (for informational purposes only) to:

    Greenberg Traurig, LLP
    Metlife Building
    200 Park Avenue
    New York, NY 10166
    Telephone:  (212) 801-9200
    Facsimile:  (212) 805-9222
    Attention:  Michael A. Adelstein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(j)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns in accordance with the terms of the Existing Securities Purchase Agreement.

(k)           Survival.  Unless this Agreement is terminated under Section 6, the representations and warranties of the Company and the Investors contained herein and the agreements and covenants set forth herein shall survive the Closing and the delivery and exercise of Securities, as applicable.  Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Consent, Amendment and Exchange Agreement to be duly executed as of the date first written above.

COMPANY:
TRI-VALLEY CORPORATION
By:
Name: Maston N. Cunningham
Title: President and Chief Executive Officer

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Amendment and Exchange Agreement to be duly executed as of the date first written above.

INVESTOR:
CAPITAL VENTURES INTERNATIONAL
By:
Name: ______________
Title: _______________

EXCHANGE AGREEMENT

DISCLOSURE SCHEDULE

Schedule 2(b)(v)

On July 2, 2010, AMEX notified the Company that the Company was not in compliance with AMEX’s continued listing standards for the three month period ended March 31, 2010, because the Company’s stockholders’ equity was less than $6,000,000 and the Company had experienced losses from continuing operations and  net losses in its five most recent fiscal years.  The Company’s trading symbol has been appended with the indicator (.BC) to signify such noncompliance for trades reported on the "consolidated tape," which is an electronic service that provides last sale and trade data throughout the day for stocks listed on exchanges.

On August 2, 2010, the Company submitted a plan to regain compliance with Section 1003(a)(iii) of the Company Guide.  On October 5, 2010, NYSE Amex notified us that it had accepted our plan and had granted an extension until March 31, 2011, for continued listing of our common stock and for us to regain compliance with the continued listing standards.